Exhibit 99.1

FOR:	Consolidated Graphics, Inc.
CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600
CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE
QUARTER ENDED JUNE 2010
•	Quarterly same-store sales grew 2.3% year-over-year
•	Adjusted Net Income per diluted share was $.43 and Net Income per diluted share was $.59 - both substantial improvements over prior year
•	GAAP results include a benefit for settlement of previously disclosed litigation
HOUSTON, TEXAS — August 4, 2010 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for the quarter ended June 30, 2010.
Revenue for the June quarter was $236.7 million, a 4.8% increase compared to the prior year quarter. The increase was due to 2.3% growth in same-store sales combined with the impact of higher election-related sales and an acquisition. As a result of the growth in sales and the benefit of prior year cost reductions, Adjusted Operating Income for the June 2010 quarter improved to $9.7 million, or 4.1% of revenue, from $2.4 million, or 1.0% of revenue, for the same quarter last year. Adjusted Net Income for the June 2010 quarter was $4.9 million, or $.43 Adjusted Diluted Earnings Per Share compared to Adjusted Net Income of $.6 million, or $.05 Adjusted Diluted Earnings Per Share for the prior year.
Operating income of $12.9 million in the June 2010 quarter compared to operating income of $.9 million in the prior year quarter. Operating income in the June 2010 quarter included a $5.2 million positive adjustment resulting from the settlement of litigation for an amount lower than previously recognized and $1.0 million in expenses related to the cost of withdrawing from a multi-employer pension plan. Net income for the June 2010 quarter was $6.8 million, or $.59 diluted earnings per share compared to a $.3 million net loss or $.03 diluted loss per share for the prior year quarter.
Adjusted EBITDA was $27.1 million for the June 2010 quarter, compared to $20.1 million for the same quarter in the prior year, an increase of 35%. The Company generated $9.7 million in Free Cash Flow for the current quarter, compared to $29.8 million last year.
Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “After twelve quarters of year-over-year declines, we were pleased to achieve same-store sales growth this past quarter. While there has been some improvement in the economy, we continue to see weakness in demand from many of our customers, and our performance this quarter is a testament to the efforts we have made to develop customized solutions that meet our customers’ most critical needs. We also continue to improve our capabilities by investing in people and technology, including in our CGXSolutions offerings. These sophisticated capabilities, combined with our cost containment efforts, and higher sales levels, allowed us to significantly improve our operating income and margins over last year.”

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
Mr. Davis added, “The economy is improving but it remains difficult to project our future revenues and earnings. Nevertheless, based on current market conditions, we expect September quarter’s revenue to be in the range of $260 — $275 million representing year-over-year same store sales growth of up to 5% as well as the benefit of higher election-related business and the impact of a recent acquisition. This should enable us to again achieve Adjusted Net Income improvement in the September 2010 quarter compared to the prior year.”
A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share are included in the attached tables and in the Current Report on Form 8-K filed today. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.
Consolidated Graphics, Inc. will host a conference call today, Wednesday, August 4, 2010, at 11:00 a.m. Eastern Time, to discuss its first quarter fiscal 2011 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.
Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, and Prague, we offer an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.
Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include continuing weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, litigation and other charges, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill charges, litigation and other charges, share based compensation expense, and non-cash foreign currency translation net (gain)/loss, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income before goodwill charges, litigation and other charges, share based compensation expense, non-cash foreign currency transaction net (gain)/loss, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.
(Tables to follow)
# # #

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Income Statements
(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2010	2009	Change
			$	%

Sales	$236,717	$225,861	10,856	5
Cost of Sales	182,266	181,032	1,234	1

Gross Profit	54,451	44,829	9,622	21
Selling Expenses	23,307	22,791	516	2
General and Administrative Expenses(1)	22,416	21,213	1,203	6
Litigation and Other Charges	(4,184)	—	(4,184)	nm
Other (Income) Expense, net	19	(54)	73	nm

Operating Income	12,893	879	12,014	nm
Interest Expense, net	2,003	2,484	(481)	(19)

Income (Loss) before Taxes	10,890	(1,605)	12,495	nm
Income Taxes	4,049	(1,291)	5,340	nm

Net Income (Loss)	$6,841	$(314)	7,155	nm

Earnings (Loss) Per Share
Basic	$.60	$(.03)
Diluted	$.59	$(.03)

Weighted Average Shares Outstanding
Basic	11,326	11,159
Diluted	11,528	11,159

Effective Income Tax Rate	37.2%	80.4%

(1) Share based compensation included in these expenses	$983	$1,544
nm — not meaningful

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts, and unaudited)

	June 30,	March 31,
	2010	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,880	$6,741
Accounts receivable, net	165,082	169,915
Inventories	53,922	48,879
Prepaid expenses	13,758	9,316
Deferred income taxes	12,276	17,294

Total current assets	252,918	252,145
PROPERTY AND EQUIPMENT, net	381,078	380,708
GOODWILL	24,936	24,226
OTHER INTANGIBLE ASSETS, net	21,562	22,647
OTHER ASSETS	7,653	7,509

	$688,147	$687,235

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$21,210	$22,235
Accounts payable	85,878	83,955
Accrued liabilities	90,227	88,174
Income taxes payable	593	9,417

Total current liabilities	197,908	203,781
LONG-TERM DEBT, net of current portion	152,776	159,321
OTHER LIABILITIES	15,267	14,729
DEFERRED INCOME TAXES	38,647	39,978

Total liabilities	404,598	417,809
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,545,172 and 11,211,216 issued and outstanding	115	112
Additional paid-in capital	173,812	166,094
Retained earnings	108,735	101,894
Accumulated other comprehensive income (loss)	887	1,326

Total shareholders’ equity	283,549	269,426

	$688,147	$687,235

Total debt	$173,986	$181,556
Debt-to-total capitalization	38%	40%

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Financial Measures
(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2010	2009

Net income (loss)	$6,841	$(314)
Income taxes	4,049	(1,291)
Interest expense, net	2,003	2,484
Depreciation and amortization	17,296	17,644
Litigation and other charges	(4,184)	—
Share-based compensation expense	983	1,544
Non-cash foreign currency transaction net (gain)/loss	19	(54)
Net (gain) loss from asset dispositions	55	92

Adjusted EBITDA	$27,062	$20,105

Net cash provided by operating activities	$19,440	$33,861
Capital expenditures	(10,718)	(4,476)
Proceeds from asset dispositions	959	450

Free Cash Flow	$9,681	$29,835

Operating income	$12,893	$879
Litigation and other charges	(4,184)	—
Share-based compensation expense	983	1,544
Non-cash foreign currency transaction net (gain)/loss	19	(54)

Adjusted Operating Income	$9,711	$2,369

Sales	$236,717	$225,861

Adjusted Operating Margin (Adjusted Operating Income divided by Sales)	4.1%	1.0%

Net income (loss)	$6,841	$(314)
Litigation and other charges	(4,184)	—
Tax benefit of litigation and other charges	1,632	—
Share-based compensation expense, net of taxes	600	942
Non-cash foreign currency transaction net (gain)/loss, net of taxes	12	(33)

Adjusted Net Income	$4,901	$595

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Financial Measures
(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2010	2009

Diluted earnings (loss) per share	$.59	$(.03)
Litigation and other charges	(.36)	—
Tax benefit of litigation and other charges	.15	—
Share-based compensation expense, net of taxes	.05	.08
Non-cash foreign currency transaction net (gain)/loss, net of taxes	—	—

Adjusted Diluted Earnings Per Share	$.43	$.05